Exhibit 99.1

FOR IMMEDIATE RELEASE	PRESS RELEASE

IHEARTCOMMUNICATIONS, INC. ANNOUNCES EXTENSION OF PRIVATE OFFERS TO

HOLDERS OF ITS FIVE SERIES OF PRIORITY GUARANTEE NOTES

AND ITS SENIOR NOTES DUE 2021

TO EXCHANGE SUCH NOTES FOR NEW SECURITIES

San Antonio, TX, December 21, 2017. iHeartCommunications, Inc. (“iHeartCommunications”) today announced that it is extending the private offers (the “Exchange Offers”) to holders of certain series of iHeartCommunications’ outstanding debt securities (the “Existing Notes”) to exchange the Existing Notes for new securities (the “New Securities”) of iHeartMedia, Inc., CC Outdoor Holdings, Inc. and iHeartCommunications, and the related solicitation of consents (the “Consent Solicitations”) from holders of Existing Notes to certain amendments to the indentures and security documents governing the Existing Notes.

The Exchange Offers and Consent Solicitations were previously scheduled to expire on December 22, 2017, at 5:00 p.m., New York City time, and will now expire on January 5, 2018, at 5:00 p.m., New York City time. The deadline to withdraw tendered Existing Notes in the Exchange Offers and revoke consents in the Consent Solicitations has also been extended to 5:00 p.m., New York City time, on January 5, 2018. iHeartCommunications is extending the Exchange Offers and Consent Solicitations to continue discussions with holders of Existing Notes regarding the terms of the Exchange Offers and to continue discussions with lenders under its Term Loan D and Term Loan E facilities in connection with the concurrent private offers made to such lenders, which iHeartCommunications announced today will now expire at 5:00 p.m., New York City time, on January 5, 2018.

As of 5:00 p.m., New York City time, on December 20, 2017, an aggregate amount of approximately $34.0 million of Existing Notes, representing approximately 0.4% of outstanding Existing Notes, had been tendered into the Exchange Offers.

The terms of the Exchange Offers and Consent Solicitations have not been amended and remain the same as set forth in the Amended and Restated Offering Circular and Consent Solicitation Statement, dated April 14, 2017, as supplemented by Supplement No. 1 (the “Offering Circular”).

The Exchange Offers and Consent Solicitations, which are only available to holders of Existing Notes, are being made pursuant to the Offering Circular, and are exempt from registration under the Securities Act of 1933 (the “Securities Act”). The New Securities, including the new debt of iHeartCommunications and related guarantees, will be offered only in reliance on exemptions from registration under the Securities Act. The New Securities have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to holders of the Existing Notes that complete and return a letter of eligibility. Holders of Existing Notes that desire a copy of the letter of eligibility must contact Global Bondholder Services Corporation, the exchange agent and information agent for the Exchange Offers and Consent Solicitations, by calling toll-free (866) 470-3700 or at (212) 430-3774 (banks and brokerage firms) or visit the following website to complete and deliver the letter of eligibility in electronic form: http://gbsc-usa.com/eligibility/ihc-bondoffers.

This press release is for informational purposes only and shall not constitute an offer to sell or exchange nor the solicitation of an offer to buy the New Securities or any other securities. The Exchange Offers and Consent Solicitations are not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the New Securities will be made only by means of the Offering Circular.

About iHeartMedia, Inc./iHeartCommunications, Inc.

iHeartMedia, Inc. (PINK: IHRT), the parent company of iHeartCommunications, Inc., is one of the leading global media and entertainment companies. The company specializes in radio, digital, outdoor, mobile, social, live events, on-demand entertainment and information services for local communities, and uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners. The company is dedicated to using the latest technology solutions to transform the company’s products and services for the benefit of its consumers, communities, partners and advertisers, and its outdoor business reaches over 31 countries across five continents, connecting people to brands using innovative new technology.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current iHeartCommunications management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not iHeartCommunications will consummate the Exchange Offers and Consent Solicitations, and if it does, the timing of the Exchange Offers and Consent Solicitations. Many of the factors that will determine the outcome of the subject matter of this press release are beyond iHeartCommunications’ ability to control or predict. iHeartCommunications undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Media

Wendy Goldberg, 212-377-1105

Executive Vice President – Communications

Investors

Eileen McLaughlin, 212-377-1116

Vice President – Investor Relations

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